UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2024

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	000-01227	36-0904920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Chicago Rivet and Machine Co. (the “Company”), headquartered in Naperville, Illinois, previously disclosed in its quarterly report for the first quarter of 2024 that it was notified by one of its customers that certain fasteners manufactured by the Company’s wholly-owned subsidiary, H&L Tool Company, may not have conformed to customer specifications. These fasteners become part of an assembly that is used in the braking system of certain vehicles manufactured by our customer’s OEM customer. Based on discussions with our customer and the Company’s own internal analysis, we recorded a contingent liability of $243,000 in our financial statements for the three month period ended March 31, 2024, and we further noted at that time that discussions with our customer and our internal review process were ongoing, and that the ultimate amount of any liability may be more than the amount reflected in our financial statements for the first quarter of 2024.

Since that time, the Company has been engaged in discussions with its customer to quantify costs and determine responsibility for such costs. Based on those discussions, an agreement has been reached with our customer to resolve the matter. As part of the agreement, and in exchange for a full release of any further potential liability, the Company has agreed to pay an aggregate of $1.1 million in substantially equal installments over a five (5) year period. This aggregate amount includes the $243,000 amount previously reserved as a contingent liability in the first quarter of 2024. As a result, the Company intends to recognize an additional accrual of $857,000 for the three month period ended December 31, 2024 to reflect the full amount of the payment. The Company believes that this agreement is in its best interest as it includes a release of liability as noted above and avoids further dispute and potential litigation, as well as the costs associated with any such potential litigation relating to this matter.

This Current Report on Form 8-K contains certain “forward-looking statements” that are inherently subject to risks and uncertainties that may cause actual events to differ materially from those discussed herein. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan" and similar expressions, are based on the beliefs and assumptions of management based on information available to the Company at the time such statements are made. Also, please refer to the risks and factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the other filings the Company makes with the Securities and Exchange Commission for additional factors that could cause the Company’s actual results to differ from these forward looking statements. Many of these factors are beyond the Company’s ability to control or predict. The Company cautions that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

Date: December 20, 2024	By: /s/ Gregory D. Rizzo
Name: Gregory D. Rizzo
Title: Chief Executive Officer